UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

In January 2022, Evergy Missouri West, Inc. (“Evergy Missouri West”), a Delaware corporation and wholly-owned subsidiary of Evergy, Inc., filed an application with the Missouri Public Service Commission (the “MPSC”) to request an increase to its retail revenues of $27.7 million before rebasing fuel and purchased power expense, with a return on equity of 10% and a rate-making equity ratio of 51.81%. The request reflects increases related to higher property taxes and the recovery of infrastructure investments made to improve reliability and enhance customer service and were also partially offset by significant customer savings and cost reductions created since the Great Plains Energy, Inc. and Evergy Kansas Central, Inc. merger in 2018. Evergy Missouri West also requested an additional $32.1 million increase associated with rebasing fuel and purchased power expense, the implementation of tracking mechanisms for both property tax expense and credit loss expense, the creation of a storm reserve, and the full return of and return on its unrecovered investment related to the 2018 retirement of Sibley Station as part of its application with the MPSC.

During the third quarter of 2022, Evergy Missouri West, MPSC staff and other intervenors in the case reached several non-unanimous partial stipulations and agreements to settle certain issues in the case. The partial stipulations and agreements provide for an increase to Evergy Missouri West’s retail revenues of $42.5 million after rebasing fuel and purchased power expense and were exclusive of certain items which were resolved by the MPSC in its final order, including the return of and return on Evergy Missouri West’s unrecovered investment related to the 2018 retirement of its Sibley Station, among other items. The resolution of these items, as described below, will have an impact on the final revenue requirement approved in the case. Evergy Missouri West also agreed to withdraw its request for the creation of a storm reserve. In September 2022, the MPSC issued an order approving the partial non-unanimous stipulations and agreements.

In November 2022, the MPSC issued a final rate order. The rates established by the order are expected to take effect on December 6, 2022. The final order determined that Evergy Missouri West will be allowed to collect the return of but not the return on its unrecovered investment related to the 2018 retirement of Sibley Station. Further, in determining the value of Evergy Missouri West’s unrecovered investment in Sibley Station, the MPSC accepted an intervenor’s position which resulted in a $182.3 million unrecovered investment in Sibley Station to be recovered from customers. This unrecovered investment in Sibley Station will be recovered from customers over four years. In the fourth quarter of 2022, Evergy Missouri West expects to record an approximately $17 million decrease to operating revenues for the additional deferral to its Sibley Accounting Authority Order (AAO) regulatory liability of revenues collected from customers for return on investment in Sibley Station since December 2018 based on the higher unrecovered investment in Sibley Station determined by the MPSC in its order. Evergy Missouri West also expects to record an impairment loss on Sibley Unit 3 on its consolidated statements of income for the three months ended and year ended December 31, 2022 of approximately $8 million and $14 million, respectively, as a result of the provisions of the MPSC’s final rate order.

The increase to Evergy Missouri West’s revenue requirement as determined in the final rate order will be finalized following collaboration with the MPSC staff and other intervenors in the case prior to the expected effective date of new rates on December 6, 2022 and the increase will be subject to applicable limitations under Missouri’s plant-in service accounting (PISA) legislative mechanism.

Forward Looking Statements

Statements made in this Current Report on Form 8-K that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy, Inc.’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc. and its subsidiaries (collectively, the “Evergy Companies”) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax,

accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; Impact of the Russian, Ukrainian conflict on the global energy market; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy, Inc.’s strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in our other filings with the Securities and Exchange Commission (“SEC”). Additional risks and uncertainties are discussed in the Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Evergy Companies with the SEC, and from time to time in current reports on Form 8-K and quarterly reports on Form 10-Q filed by the Evergy Companies with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President – Investor Relations and Treasurer

Date: November 25, 2022